Exhibit 99.2

Cyalume Technologies Holdings Announces Full Year 2009 Results

WEST SPRINGFIELD, Mass., March 22, 2010 (GLOBE NEWSWIRE) -- Cyalume Technologies Holdings, Inc. (OTCBB:CYLU) today announced results for the full year ending December 31, 2009.  Cyalume reported a net loss of $33.6 million on revenues of $32.2 million.  The net loss was primarily attributable to goodwill and other intangible asset impairment charges.  Cyalume reports adjusted net income, which is net income before amortization and impairment charges, of $1.4 million on revenues of $32.2 million, compared to adjusted net income of $5.5 million on revenues of $40.8 million in 2008. The Company reports adjusted EBITDA, which is earnings before interest, taxes, depreciation, amortization, foreign currency gains and losses, and certain one-time gains or expenses of $6.2 million compared to $13.2 million in 2008. Adjusted net income and adjusted EBITDA are important measures because they present a view of our performance on an ongoing basis without regard to certain one-time gains or expenses such as certain lawsuit settlement gains and corresponding legal fees incurred and impairment charges. Comparable GAAP amounts and a reconciliation to GAAP net income are shown later in this release.

For the three-months ending December 31, 2009 Cyalume reported adjusted net income of $0.1 million from revenue of $7.8 million compared to adjusted net income of $1.0 million from revenue of $9.1 million in 2008. Adjusted EBITDA for the period was $1.7 million versus $2.8 million in 2008.

Derek Dunaway, Cyalume's President and CEO, said "In the fourth quarter we continued to see softening of our commercial and US military business.  International revenue was in line with 2008.  Our ammunition business continues to thrive with the fourth quarter being the best in our history with nearly $2 million in ammunition revenue.  Though 2009 was a disappointing year overall, we are highly encouraged by the growth we have seen in our ammunition business, which increased threefold from 2008.  We have also laid the groundwork for additional revenue streams through our research and development work and were able to strengthen our intellectual property while doing so.  We feel the challenges we faced in 2009 are behind us and we are poised for a strong 2010. ”

The consolidated statements of operations included in our Form 10-K and contained herein include the consolidated statements of operations of Cyalume Technologies Holdings, Inc. (“Cyalume”) for 2009 and 2008. For 2008, this includes the operations of Vector Intersect Security Acquisition Corp. (now Cyalume) for the period from January 1, 2008 to December 19, 2008 as a special-purpose acquisition company with no business operations, plus the operations of Cyalume for the period from December 20, 2008 to December 31, 2008 as a manufacturer and seller of chemiluminescent products. The 2009 statement includes a full year of operations. Since the significant changes all relate to our transition from a special-purpose acquisition company to a manufacturer, we do not feel that the above disclosure is by itself adequate for investors in understanding the business.

To assist investors in better understanding the changes in our business for the year ended December 31, 2009, we are presenting here combined financial statements in which the 2008 operations of Cyalume Technologies, Inc., the Predecessor (“CTI”) for the period from January 1, 2008 to December 19, 2008 are combined with the 2008 results of Cyalume (which include the operations of CTI for the period from December 20, 2008 to December 31, 2008) to show a full year of manufacturing and selling activity. We then compare this combined basis 2008 statement to the 2009 results, which also contain 12 months of CTI’s manufacturing and selling activities. The following combined statement of operations for 2008 is the mathematical addition of our 2008 audited financial statements and the audited financial statements of the Predecessor for the period from January 1, 2008 to December 19, 2008, both of which appear in the Form 10-K audited financial statements.

Forward-Looking Statements

This press release and the accompanying scheduled investor conference call include forward-looking statements concerning sales and operating earnings. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the effect of regional and global economic and industrial market conditions including our expectations concerning their impact on the markets we serve; the effect of conditions in the financial and credit markets and their impact on the Company and our customers and suppliers; the impact of the Company's cost reduction initiatives; the Company's ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance; the impact on the Company's gross profit margins as a result of changes in product mix; the Company's vulnerability to industry conditions and competition; the effect of any interruption in the Company's supply of raw materials or a substantial increase in the price of raw materials; ongoing capital expenditures and investment in research and development; compliance with any changes in government regulations and environmental and health and safety laws; the effect on the Company's international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company's non-U.S. sales continue to increase; reliance for a significant portion of the Company's total revenues on a limited number of large organizations and the continuity of business relationships with major customers; the loss of key personnel; the nature and extent of military operations being conducted by customers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Cyalume's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Conference Call

A live Internet broadcast of the Company's conference call discussing quarterly and year to date results can be accessed via the investor relations page on Cyalume web site (www.cyalume.com) on Tuesday, March 23, 2010 at 11:00 a.m. Eastern time. To participate, callers should dial 866-225-8754. Participants should ask for the "Cyalume Technologies Conference Call, ID number: 4272139”. A simultaneous webcast will also be available at: http://w.on24.com/r.htm?e=200916&s=1&k=73B0BA2974FFF12143BE51020F520E00.

In addition, a replay of the conference call will be available until 11:59 p.m. Eastern time April 23, 2010. Please dial 800-406-7325, passcode 4272139# to access the replay. An archive of the call will be available shortly after the end of the conference call on the investor relations page of the Company's web site.

About Cyalume Technologies

Cyalume Technologies is the world leader in the chemiluminescent industry providing dependable light for uses by militaries, police, fire and other public safety organizations in the U.S., NATO countries and the Middle East. Cyalume's chemical lights are depended on in emergencies such as blackouts, industrial accidents, acts of terrorism and natural disasters. A full complement of Military grade Cyalume(r) brand, Industrial grade SnapLight(r) brand and Consumer grade SafetyBright(r) brand emergency lighting solutions are manufactured at its plant in West Springfield, MA. The Company employs 150 people at its locations in West Springfield and Aix-en-Provence, France.

Cyalume Technologies Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except shares and per share information)

			Predecessor
			For the
			Period
	For the	For the	Jan. 1,
	Year Ended	Year Ended	2008 to
	Dec. 31,	Dec. 31,	Dec. 19,
	2009	2008	2008
Revenues	$32,201	$316	$40,441
Cost of goods sold	18,817	89	20,389
Gross profit	13,384	227	20,052
Other expenses (income):
Sales and marketing	3,171	72	2,922
General and administrative	4,917	942	4,072
Research and development	1,464	43	1,251
Interest expense (income), net	2,644	(968)	4,788
Interest expense - related party	61	8	--
Amortization of intangible assets	3,497	131	2,543
Goodwill impairment loss	12,456	--	--
Other intangible asset impairment losses	25,624	--	--
Other loss (income), net	52	23	(1,146)
Total other expenses (income)	53,886	251	14,430
Income (loss) before income taxes	(40,502)	(24)	5,622
Provision for (benefit from) income taxes	(6,880)	(600)	2,216
Net income (loss)	$(33,622)	$576	$3,406

Net income per common share:
Basic	$(2.21)	$0.06
Diluted	$(2.21)	$0.05

Weighted average shares used to compute net income per common share:
Basic	15,241,416	9,550,362
Diluted	15,241,416	12,001,471

Source:  Audited financial statements from Form 10K filed March 22, 2010

Cyalume Technologies Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except shares and per share information)

	Dec. 31,	Dec. 31,
	2009	2008
Assets
Current assets:
Cash	$2,003	$3,952
Accounts receivable, net of allowance for doubtful accounts of $239 and $452 at December 31, 2009 and 2008, respectively	3,319	3,508
Inventories, net	9,320	11,447
Income taxes refundable	294	701
Deferred income taxes	682	317
Prepaid expenses and other current assets	382	248
Total current assets	16,000	20,173

Property, plant and equipment, net	8,384	7,882
Goodwill	51,244	60,896
Other intangible assets, net	22,548	49,426
Other noncurrent assets	67	135
Total assets	$98,243	$138,512

Liabilities and Stockholders' Equity

Current liabilities:
Lines of credit	$3,200	$3,500
Current portion of notes payable	6,940	3,391
Accounts payable	3,222	3,230
Accrued expenses	2,069	2,550
Common stock subject to mandatory redemption	--	1,123
Notes payable and advance due to related parties	9	64
Income tax payable	--	5
Total current liabilities	15,440	13,863

Notes payable, net of current portion	18,874	25,811
Notes payable due to related parties, net of current portion	1,065	1,000
Deferred income taxes	7,105	9,237
Derivatives	69	163
Asset retirement obligation, net of current portion	158	128
Total liabilities	42,711	50,202

Stockholders' equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized, no shares issued or outstanding	--	--
Common stock, $0.001 par value; 50,000,000 authorized; 15,405,570 and 13,719,035 issued and outstanding at December 31, 2009 and 2008, respectively	15	14
Additional paid-in capital	87,926	87,348
Retained earnings (accumulated deficit)	(32,393)	1,229
Accumulated other comprehensive income (loss)	(16)	(281)
Total stockholders' equity	55,532	88,310
Total liabilities and stockholders' equity	$98,243	$138,512

Source: Audited financial statements from Form 10K filed March 22, 2010

Cyalume Technologies Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands, except shares)

			Predecessor
			For the
			Period
	For the	For the	Jan. 1,
	Year Ended	Year Ended	to
	Dec. 31,	Dec. 31,	Dec. 19,
	2009	2008	2008
Cash flows for operating activities:
Net income (loss)	$(33,622)	$576	$3,406
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment loss	12,456	--	--
Other intangible asset impairment loss	25,624	--	--
Depreciation of property, plant and equipment	645	23	848
Amortization	4,503	147	2,865
Provision for deferred income taxes	(7,211)	(592)	1,370
Stock-based compensation expense	525	--	--
Provision for inventory obsolescence	473	(2)	71
Other non-cash expenses	246	63	738
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	178	936	(1,201)
Inventories	961	(309)	(1,526)
Prepaid expenses and other current assets	(130)	113	224
Due from Vector	--	--	(995)
Accounts payable and accrued liabilities	(588)	(226)	(1,901)
Income taxes payable, net	401	(87)	(2,028)
Accrued interest on notes payable to stockholders	--	18	--
Net cash provided by operating activities	4,461	660	1,871
Cash flows for investing activities:
Payments from (to) trust account	--	58,309	--
Purchases of long-lived assets	(958)	(11)	(1,508)
Purchase of CTI common stock, net of cash purchased	(43)	(28,668)	--
Net cash provided by (used in) investing activities	(1,001)	29,630	(1,508)
Cash flows from financing activities:
Repayment of advances from and notes payable to related parties	--	(150)	--
Net activity of line of credit	(300)	3,500	--
Payments of Predecessor notes payable	--	(40,346)	(3,495)
Proceeds from long-term notes payable	--	28,000	--
Payments on long-term notes payable	(3,621)	--	--
Proceeds from related party notes payable	--	1,000	--
Proceeds from issuance of common stock	--	4,750	--
Payments to reacquire and retire common stock	(1,386)	(23,569)	--
Payment of debt issue costs	(140)	--	--
Stock registration costs	(17)	--	--
Proceeds from exercise of warrants	27	--	--
Net cash provided by (used in) financing activities	(5,437)	(26,815)	(3,495)
Effect of exchange rate changes on cash	28	(93)	26
Net increase (decrease) in cash and cash equivalents	(1,949)	3,382	(3,106)
Cash, beginning of year	3,952	570	5,743
Cash, end of year	$2,003	$3,952	$2,637

Source: Audited financial statements from Form 10K filed March 22,2010

Results of Operations - Adjusted Pro Forma Basis

Adjusted pro forma net income is an alternative view of performance used by management and we believe that investors' understanding of our performance is enhanced by disclosing this information. We define adjusted pro forma net income as the pro forma net income of Cyalume excluding the effects of the purchase on CTI. The adjusted pro forma net income measure is not, and should not be viewed as, a substitute for U.S. GAAP net income. Adjusted pro forma net income is an important internal measurement for us. We measure the performance of the overall Company on this basis. The following are examples of how we use adjusted pro forma net income:

*	Senior management receives a monthly analysis of our operating results that is prepared on an adjusted pro forma net income basis;
*	Our annual budgets for 2010 & 2009 are prepared on an adjusted pro forma net income basis
*	Certain annual compensation computations, including annual cash bonuses, are calculated in part on an adjusted pro forma net income basis.

Despite the importance of this measure to management in goal setting and performance measurement, we stress that adjusted pro forma net income is a non-GAAP financial measure that has no standardized meaning under U.S. GAAP and therefore, has limits in its usefulness to investors. Due to its non-standardized definition, adjusted pro forma net income (unlike U.S. GAAP net income) may not be comparable with the calculation of similar measures for other companies. Adjusted pro forma net income is presented solely to permit investors to more fully understand how management assesses our performance.

Cyalume Technologies Holdings, Inc.
Reconciliation of GAAP Net Income to Adjusted Pro Forma Net Income
(in thousands)

	Year Ended December 31,
	2009	2008

GAAP net income	$(33,622)	$576
Pro forma adjustment:
CTI net income	--	3,406
Adjusted pro forma net income	$(33,622)	$3,982

As we had no material business operations prior to the acquisition, we believe that the operations of CTI are of most interest to our investors. As the full year 2008 operations of CTI are not presented in the audited financial statements, we are presenting a section below based on adjusted pro forma net income. Except for results occurring after the date of the acquisition, combining each Company's results in this manner does not reflect the effects of a full year of: (a) purchase accounting resulting from the acquisition or (b) other pro forma adjustments that could have been used to show how results may have appeared if that purchase accounting was applied as of January 1, 2008. Adjusted pro forma information is useful as it assists management in understanding our performance over the last two years, which would not be possible by reviewing the U.S. GAAP information. Investors may find it useful for this purpose as well. The adjusted pro forma information should not be considered an alternative to, or more meaningful than, the financial information in accordance with U.S. GAAP, since it does not include the effects of purchase accounting or pro-forma adjustments. Adjusted pro forma information, as calculated, may not be comparable to similarly titled measures reported by other companies.

Cyalume Technologies Holdings, Inc.
Adjusted Pro Forma Consolidated Statements of Operations
(unaudited, in thousands)

	For the Twelve Months Ended
	2009	2008
Revenues	$32,201	$40,757
Cost of goods sold	18,817	20,478
Gross profit	13,384	20,279
Other expenses (income):
Sales and marketing	3,171	2,994
General and administrative	4,917	5,076
Research and development	1,464	1,294
Interest expense (income), net	2,705	3,828
Amortization of intangible assets	3,497	2,612
Goodwill impairment loss	12,456	--
Other intangible asset impairment losses	25,624	--
Other loss (income), net	52	(1,123)
Total other expenses (income)	53,886	14,681
Income (loss) before income taxes	(40,502)	5,598
Provision for (benefit from) income taxes	(6,880)	1,616
Adjusted pro forma net income	(33,622)	3,982
Amortization and impairment of intangible assets, net of tax impact	35,029	1,567
Adjusted net income	$1,407	$5,594

Cyalume Technologies Holdings, Inc.
Adjusted Pro Forma Consolidated Statements of Operations
(unaudited, in thousands)

	For the Three Months Ended
	2009	2008
Revenues	$7,758	$9,071
Cost of goods sold	4,443	5,277
Gross profit	3,315	3,794
Other expenses (income):
Sales and marketing	849	462
General and administrative	1,428	919
Research and development	169	310
Interest expense (income), net	735	1,008
Amortization of intangible assets	885	644
Goodwill impairment loss	12,456	--
Other intangible asset impairment losses	25,624	--
Other loss (income), net	(27)	(85)
Total other expenses (income)	42,119	3,258
Income (loss) before income taxes	(38,804)	536
Provision for (benefit from) income taxes	(6,125)	(120)
Adjusted pro forma net income	(32,679)	656
Amortization and impairment of goodwill and intangible assets, net of tax impact	32,808	386
Adjusted net income	$129	$1,042

Adjusted EBITDA (a Non-GAAP Financial Measure)

Cyalume defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization, foreign currency gains or losses and one time income or expense items. Management uses Adjusted EBITDA for establishing internal budgets, goals and performance bonuses. Internal financial reports including those provided to the Board of Directors, focus on Adjusted EBITDA. Since Adjusted EBITDA is not necessarily an indicator of overall cash flows of Cyalume, management reviews capital budgets and cash flow forecasts in parallel with Adjusted EBITDA analysis. Because Adjusted EBITDA eliminates interest expense, income taxes and depreciation, amortization and one-time income or expense items, Cyalume considers this financial measure an important indicator of Cyalume's liquidity, operational strength and performance. Investors may find Adjusted EBITDA useful as it illustrates underlying operating trends in Cyalume's business.

In addition, components of Adjusted EBITDA are a key component in the determination of our compliance with certain covenants under our credit agreements. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA should not be considered in isolation, or as a substitute for net income, cash flows, or other consolidated income or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as discussed may not be comparable to other similarly titled measures of other companies.

The use of Adjusted EBITDA as a supplemental liquidity measure is useful as it assists management in understanding and evaluating the Company's capacity, excluding the impact of interest, taxes, and non-cash depreciation and amortization charges, for servicing debt and other cash needs, prior to our consideration of the impacts of other potential sources and uses of cash, such as working capital items. Investors may find it useful for these purposes as well. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net cash provided by operating activities, as determined in accordance with GAAP, since it omits the impact of interest, taxes and changes in working capital that use or provide cash (such as receivables, payables and inventories) as well as the sources or uses of cash associated with changes in other balance sheet items (such as long-term loss accruals and deferred items). Because Adjusted EBITDA excludes depreciation and amortization, Adjusted EBITDA does not reflect any cash requirements for the replacement of the assets being depreciated and amortized, which assets will often have to be replaced in the future. Further, Adjusted EBITDA, because it also does not reflect the impact of debt service, income taxes, cash dividends, capital expenditures and other cash commitments, does not represent how much discretionary cash we have available for other purposes. Nonetheless, Adjusted EBITDA is a key measure expected by and useful to our investors, rating agencies and the banking community in the analysis of a Company's ability to service debt, fund capital expenditures and otherwise meet cash needs, respectively. Cyalume also evaluates Adjusted EBITDA because it is clear that movements in these non-GAAP measures impact the Company's ability to attract financing. Adjusted EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies.

Cyalume Technologies Holdings, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2009	2008
	(unaudited)	(unaudited)
Net income (loss) (a)	$(33,622)	$3,406
Adjustments to arrive at adjusted EBITDA:(b)
Depreciation	645	848
Amortization and impairment of goodwill and intangible assets	41,577	2,543
Interest, net	2,705	4,788
Taxes	(6,880)	2,216
FX loss (gain)	66	(4)
Other (c)	683	--
Other one-time (income) expense (d)	1,013	(696)
Adjustments for December 20, 2008 to December 31, 2008(e)	--	97
Adjusted EBITDA	$6,187	$13,198

(a)	Predecessor net income per audited financial statements from Form 10K filed March 30, 2009 for the period January 1, 2008 to December 19, 2008, period prior to acquisition by Cyalume
(b)	Adjustments from same period as net income reported in (a)
(c)	Adjustments for noncash stock-based compensation and management fees
(d)	Includes the gain on the settlement with the former owners of CTI and related legal expenses and other one-time expenses, such as inventory step-up amortization
(e)	Adjustments from period December 20, 2008 to December 31, 2008, after acquisition by Cyalume

Cyalume Technologies Holdings, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in thousands)

	Three-months	Three-months
	Ended	Ended
	December 31,	December 31,
	2009	2008
	(unaudited)	(unaudited)

Net income (loss) (a)	$(32,679)	$297
Adjustments to arrive at adjusted EBITDA:(b)
Depreciation	166	197
Amortization and impairment of goodwill and intangible assets	38,965	706
Interest, net	735	1,160
Taxes	(6,125)	381
FX loss (gain)	(24)	78
Other one-time (income) expense	678	(67)
Adjusted EBITDA	$1,716	$2,752

(a)	Predecessor net income for the period October 1, 2008 to December 31, 2008
(b)	Adjustments from same period as net income reported in (a)

Company Contact:
Derek Dunaway
President and Chief Executive Officer
Cyalume Technologies Holdings, Inc.
(413) 858-2500
ddunaway@cyalume.com

Investor Relations:
BPC Financial Marketing
John Baldissera
800-368-1217